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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement of Software Technologies Corporation on Form S-8 dated August __, 2000 of our reports dated February 11, 2000 (except for Note 10, as to which the date is March 23, 2000), with respect to the consolidated financial statements and financial statement schedule of Software Technologies Corporation included in the Registration Statement No. 333-30648 on Form S-1 filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
Woodland Hills, California
August 16, 2000